Exhibit 10.5

SHAREHOLDER AND REGISTRATION RIGHTS AGREEMENT

between

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

and

MONTPELIER REINSURANCE LTD.

Dated as of [•], 2013

	TABLE OF CONTENTS

		Page
	ARTICLE I

	Defined Terms

SECTION 1.01.	Definitions	1

	ARTICLE II

	Purchase and Sale

SECTION 2.01.	Purchase and Sale	6
SECTION 2.02.	Closing	6

	ARTICLE III

	Representations and Warranties

SECTION 3.01.	Representations and Warranties of the Company	6
SECTION 3.02.	Representations and Warranties of Montpelier	7

	ARTICLE IV

	Governance

SECTION 4.01.	Composition of the Board of Directors	8
SECTION 4.02.	No Adverse Action; Size of Board of Directors	10
SECTION 4.03.	Quorum	10
SECTION 4.04.	Termination of Board Designation Rights	10
SECTION 4.05.	Information Rights	10

	ARTICLE V

	Additional Rights and Agreements

SECTION 5.01.	Preemptive Rights	12
SECTION 5.02.	Competition; Outside Activities; No Fiduciary Duties	14
SECTION 5.03.	Transfers	15

i

ii

SHAREHOLDER AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2013, between BLUE CAPITAL REINSURANCE HOLDINGS LTD., an exempted company incorporated in Bermuda (registered number 47855) whose registered office is at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda (the “Company”), and MONTPELIER REINSURANCE LTD., a wholly owned subsidiary of Montpelier Re Holdings Ltd. and an exempted company incorporated in Bermuda (registered number 31261) whose registered office is at 94 Pitts Bay Road, Pembroke HM 08, Bermuda (“Montpelier”).

WHEREAS, the Company is consummating on the date hereof an initial public offering (the “Initial Public Offering”) of its Common Shares (as defined below);

WHEREAS, in connection with the Initial Public Offering, the Company desires to issue, sell and deliver to Montpelier, and Montpelier desires to purchase and acquire from the Company, subject to the concurrent completion of the Initial Public Offering (as defined below) and pursuant to the other terms and conditions set forth in this Agreement, the Acquired Shares (as defined below); and

WHEREAS, the Company and Montpelier desire to enter into this Agreement to provide for the purchase and sale of the Acquired Shares and to establish certain arrangements, including with respect to corporate governance matters of the Company and providing for registration rights with respect to the Common Shares owned by Montpelier;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Montpelier agree as follows:

ARTICLE I

Defined Terms

SECTION 1.01.        Definitions. As used in this Agreement the following terms have the meanings ascribed thereto below.

“Adverse Disclosure” means public disclosure of non-public information that, in the good faith judgment of the members of the Company’s board of directors other than the Montpelier Directors, after consultation with outside counsel to the Company, (i) would be required to be made in any registration statement filed with the SEC so that such registration statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing of a registration statement with the SEC and (iii) the Company has a bona fide business purpose for not disclosing.

“Administrative Services Agreement” means the Administrative Services Agreement between the Company and Blue Capital Management Ltd., dated as of the date hereof.

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“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Applicable Requirements” means, with respect to any Person, all applicable laws, rules, regulations and requirements, including applicable laws, rules, regulations, requirements and binding requests of any Competent Regulatory Authority, and all applicable orders and decrees.

“Competent Regulatory Authority” means, with respect to any Person, any regulatory authority (including any stock exchange) or analogous Person responsible for regulating, or having jurisdiction over, that Person.

“Common Shares” means the common shares, par value $1.00 per share, of the Company.

“Confidential Information” means information that (i) has been disclosed to a party hereto, or that a party hereto has or may become aware of in connection with this Agreement, in both cases before or during the term of this Agreement, and (ii) is marked as or otherwise indicated as confidential, or derives value to a party from being confidential or would be regarded as confidential by a reasonable business person, except to the extent that such information is in the public domain (otherwise than by a breach of the confidentiality provisions of this Agreement).

“Equity Securities” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a Person, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of (or other ownership or profit or voting interests in) such Person and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, rights, options or other interests are authorized or otherwise existing on any date of determination.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder.

“Excluded Transactions” means issuances of Equity Securities of the Company (i) pursuant to a dividend payable in Equity Securities of the Company, or upon any subdivision or split-up of outstanding Equity Securities of the Company, (ii) to directors, advisors, employees or consultants of the Company (including upon exercise of options) pursuant to a stock option plan, employee stock purchase plan, restricted stock plan, other employee benefit plan or other similar compensatory agreement or arrangement approved by the Company’s board of directors and (iii) as consideration in connection with a merger, acquisition or similar transaction.

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“Investment Management Agreement” means the Investment Management Agreement between the Company and the Blue Capital Management Ltd., dated as of the date hereof.

“IPO Closing” means the closing of the Initial Public Offering.

“Material Adverse Change” means (i) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) any material outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including an act of terrorism) or adverse change in economic or political conditions; (iii) suspension of trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority that materially and adversely affects or may materially and adversely affect the business or operations of the Company or its subsidiaries; (v) the declaration of a banking moratorium by the United States or New York State authorities; (vi) the suspension of trading of the Common Shares by the applicable stock exchange, SEC or any other Competent Regulatory Authority; or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which has a material adverse effect on the securities markets in the United States.

“Montpelier Designee” means an individual designated in writing by Montpelier for election or appointment to the Company’s board of directors. The initial Montpelier Designees shall be Christopher L. Harris and William Pollett.

“Montpelier Director” means a Montpelier Designee who has been elected or appointed to the Company’s board of directors.

“Montpelier Group” means Montpelier Re Holdings Ltd. and its wholly owned subsidiaries, including Montpelier.

“Montpelier Investor Rights Period” means the period of time from the date of this Agreement until the later of the date on which (i) any member of the Montpelier Group Transfers any of its Common Shares other than (A) to a controlled Affiliate of Montpelier or (B) Common Shares held on behalf of third parties or as part of any member of the Montpelier Group’s general investment portfolio or (ii) Montpelier beneficially owns (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) less than [•]% of the Company’s outstanding Common Shares.

“Montpelier Pro Rata Portion” means, on the date of issuance of any New Securities, the number of New Securities equal to (1) the total number of New Securities to be issued by the Company on such date multiplied by (2) a fraction, the numerator of which is the number of Common Shares the Montpelier Group, in the aggregate, beneficially owns (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) other than Common Shares held on behalf of third parties or as part of the Montpelier Group’s general investment portfolio immediately prior to such issuance and the denominator of which is the total number of Common Shares outstanding immediately prior to such issuance.

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“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.

“Registrable Securities” means, at any time, any Equity Securities of the Company and any securities that may be issued or distributed or be issuable in respect of any Equity Securities of the Company by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case held by the Montpelier Group or any controlled Affiliate of Montpelier that is not otherwise part of the Montpelier Group. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities if (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities have been distributed pursuant to and in accordance with Rule 144 (or any similar provisions then in force) under the Securities Act, (iii) such Registrable Securities shall have been otherwise transferred and new certificates (or book-entry equivalents) for them not bearing a legend restricting transfer shall have been delivered by the Company and such Registrable Securities may be publicly resold without registration under the Securities Act or (iv) such Registrable Securities shall cease to be outstanding.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations thereunder.

“Shelf Registration Statement” means a “shelf” registration statement filed by the Company with the SEC covering offers and sales in accordance with Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC (whether or not the Company is then eligible to use Form S-3 or F-3 (or any successor form), as applicable), and any amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Transfer” means (i) any direct or indirect sale, assignment, transfer, participation, gift, distribution, or other disposition, in each case whether voluntary or involuntary or by operation of law or otherwise or (ii) entry into any contract, arrangement or understanding with respect to any sale, assignment, transfer, participation, gift, distribution or other disposition.

“Underwriting and Insurance Management Agreement” means the Underwriting and Insurance Management Agreement between the Company, Blue Capital Re Ltd. and the Blue Capital Insurance Managers Ltd., dated as of the date hereof.

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“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

The following terms are defined on the page of this Agreement set forth after such term below:

Term	Section
Acquired Shares	Section 2.01
Aggregate Purchase Price	Section 2.01
Agreement	Preamble
Closing	Section 2.02(a)
Closing Date	Section 2.02(a)
Company	Preamble
Compensation and Nominating Committee	Section 4.01(c)
Demand Notice	Section 6.01(a)
Demand Registration Right	Section 6.01(c)
Demand Registration Statement	Section 6.01(a)
Exercise Period	Section 5.01(c)
Incidental Registration Statement	Section 6.02
Indemnified Party	Section 6.09(c)
Indemnifying Party	Section 6.09(c)
Initial Public Offering	Recitals
Issuance Notice	Section 5.01(b)
Long-Form Registration Statement	Section 6.01(a)
Losses	Section 6.09(a)
Montpelier	Preamble
Montpelier Non-Elected Designee	Section 4.01(d)
Montpelier Observer	Section 4.01(h)
New Securities	Section 5.01(a)
Per New Security Offering Price	Section 5.01(c)
Proposed Issuance	Section 5.01(b)
Purchase	Section 2.01
Representatives	Section 4.05(d)(i)
Registration Statement	Section 6.06(a)
Short-Form Registration Statement	Section 6.01(a)

ARTICLE II

Purchase and Sale

SECTION 2.01.        Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing Montpelier shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to Montpelier, [•] Common Shares (the “Acquired Shares”), at a purchase price per share equal to $[to be the per share Initial Public Offering Price], for an aggregate purchase price of $[•] (the “Aggregate Purchase Price”). The purchase of the Acquired Shares pursuant to this Section 2.01 is referred to as the “Purchase”.

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SECTION 2.02.        Closing. (a) Subject to the terms and conditions of this Agreement, the closing of the Purchase (the “Closing”) shall occur substantially concurrently with the IPO Closing, at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, or at such other place, time and date as shall be agreed between the Company and Montpelier (the date on which the Closing occurs, the “Closing Date”).

(b)               At the Closing, to effect the purchase and sale of the Acquired Shares, (i) Montpelier shall pay to the Company the Aggregate Purchase Price by wire transfer in immediately available U.S. federal funds to the account designated by the Company in writing for such purpose and (ii) the Company shall deliver to Montpelier the Acquired Shares in book-entry form.

ARTICLE III

Representations and Warranties

SECTION 3.01.        Representations and Warranties of the Company. The Company hereby represents and warrants to Montpelier as follows:

(a)                The Company is duly incorporated and validly existing under the laws of Bermuda, with full power and authority to conduct its business, and it has full power and authority to enter into, perform its duties under and exercise its rights under this Agreement.

(b)               Assuming the due authorization, execution and delivery of this Agreement by Montpelier, this Agreement constitutes the Company’s valid, lawful and binding obligation enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by any bankruptcy laws or principles, or any similar laws or principles).

(c)                The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement do not and will not constitute a breach of or default under (i) the Company’s organizational documents, (ii) any material agreement or instrument by which the Company is bound or (iii) any Applicable Requirement.

(d)               No material consent, approval, waiver, license, permit, order or authorization of, or registration, declaration or filing with, any Competent Regulatory Authority is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

(e)                The Acquired Shares have been duly authorized and, when issued and delivered against payment therefor as provided for in this Agreement, will be validly issued and fully paid and non-assessable and will be free and clear of all liens, pledges, charges, encumbrances or security interests of any kind or nature. Other than this Agreement, the Acquired Shares are not subject to (i) any option, warrant, purchase right or other contract, agreement or understanding that requires the Company to Transfer any of the Acquired Shares or (ii) any voting trust agreement, proxy or other contract, agreement or understanding with respect to the voting, dividend rights, preferences or Transfer of any of the Acquired Shares.

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SECTION 3.02.        Representations and Warranties of Montpelier. Montpelier hereby represents and warrants to the Company as follows:

(a)                Montpelier is duly incorporated and validly existing under the laws of Bermuda, with full power and authority to conduct its business, and it has full power and authority to enter into, perform its duties under and exercise its rights under this Agreement.

(b)               Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes Montpelier’s valid, lawful and binding obligation enforceable against Montpelier in accordance with its terms (except insofar as enforceability may be limited by any bankruptcy laws or principles, or any similar laws or principles).

(c)                The execution and delivery by Montpelier of this Agreement and the performance by Montpelier of its obligations under this Agreement do not and will not constitute a breach of or default under (i) Montpelier’s organizational documents, (ii) any material agreement or instrument by which Montpelier is bound or (iii) any Applicable Requirement.

(d)               No material consent, approval, waiver, license, permit, order or authorization of, or registration, declaration or filing with, any Competent Regulatory Authority is required to be obtained or made by Montpelier in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than the approval of the Bermuda Monetary Authority and any required filings under the Exchange Act.

(e)                Montpelier (i) is acquiring the Acquired Shares for its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of any foreign, federal, state or local securities or “blue sky” laws, or with any present intention of distributing or selling such Acquired Shares in violation of any such laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Acquired Shares and of making an informed investment decision and (iii) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Montpelier understands that the Company is relying on the statements contained herein to establish an exemption from registration under the Securities Act and under foreign, federal, state and local securities and “blue sky” laws and acknowledges that (A) the Acquired Shares are not registered under the Securities Act or any other Applicable Requirement, (B) the Acquired Shares are “restricted securities” under the Securities Act and (C) the Acquired Shares may not be resold except pursuant to a Securities Act registration or pursuant to an applicable exemption therefrom (and in compliance with any other Applicable Requirements).

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ARTICLE IV

Governance

SECTION 4.01.        Composition of the Board of Directors. (a) As of the IPO Closing Date, the Company’s board of directors shall be comprised of the following five directors: Christopher L. Harris (Chairman) (Class [•]), William Pollett (Class [•]), Douglas A. Cook (Class [•]), Eric F. Lemieux (Class [•]) and John R. Weale (Class [•]).

(b)               During the Montpelier Investor Rights Period, subject to Section 4.01(c), at each annual or special general meeting of the Company’s shareholders at which directors are to be elected to the Company’s board of directors, the Company will nominate and use its reasonable best efforts (which shall, subject to the Applicable Requirements, include including in any proxy statement used by the Company to solicit the vote of its shareholders in connection with any such meeting the recommendation of the Company’s board of directors (and any committee thereof) that the Company’s shareholders vote in favor of the slate of directors) to cause the election to the Company’s board of directors of a slate of directors that includes: (i) if the size of the Company’s board of directors is five directors, two Montpelier Designees, or (ii) if the size of the Company’s board of directors is greater than five directors, the smallest whole number of Montpelier Designees such that the number of Montpelier Designees will constitute no less than 40.0% of the total number of the Company’s directors, in each case including the designation of one of the Montpelier Designees (which shall be Christopher L. Harris so long as Christopher L. Harris is a Montpelier Designee) as Chairman of the Company’s board of directors if and as specified by Montpelier.

(c)                Montpelier shall notify the Company of the identity of any proposed Montpelier Designee, in writing, within 30 days of a written request by the Company’s board of directors or the Compensation and Nominating Committee of the Company’s board of directors (the “Compensation and Nominating Committee”) for inclusion in a proxy statement for a meeting of the Company’s shareholders, and shall provide together therewith all information about such proposed Montpelier Designee as shall be reasonably requested by the Company’s board of directors or the Compensation and Nominating Committee (including, at a minimum, any information regarding such proposed Montpelier Designee required by applicable securities laws). Notwithstanding the provisions of this Section 4.01, Montpelier will not be entitled to designate a particular Montpelier Designee (or designate any Montpelier Director) to the Company’s board of directors pursuant to this Section 4.01 in the event that the Company reasonably determines in good faith that (i) the election of such Montpelier Designee to the Company’s board of directors would cause the Company to violate any Applicable Requirement or (ii) such Montpelier Designee does not satisfy the director eligibility requirements applicable to the other members of the Company’s board of directors. In the event that clause (i) or (ii) of the immediately preceding sentence is applicable, Montpelier will withdraw the designation of such proposed Montpelier Designee and, so long as the Montpelier Investor Rights Period has not ended, Montpelier will be permitted to designate a replacement therefor (which replacement Montpelier Designee will also be subject to the requirements of this Section 4.01(c)).

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(d)               During the Montpelier Investor Rights Period, subject to Section 4.01(c), in the event of (i) the death, resignation, removal or other disqualification pursuant to the Company’s bye-laws of any Montpelier Director, the Company’s board of directors will promptly appoint, as a replacement Montpelier Director, the Montpelier Designee designated by Montpelier to fill the resulting vacancy and the Company will use its reasonable best efforts to take any other actions necessary to achieve the same or (ii) the failure of a Montpelier Designee to be elected to the Company’s board of directors at any annual or special general meeting of the Company’s shareholders at which such Montpelier Designee stood for election but was nevertheless not elected (such Montpelier Designee, a “Montpelier Non-Elected Designee”), the Company’s board of directors will promptly appoint another Montpelier Designee designated by Montpelier to serve in lieu of such Montpelier Non-Elected Designee as a Montpelier Director during the term that such Montpelier Non-Elected Designee would have served had such Montpelier Non-Elected Designee been elected at such meeting of the Company’s shareholders, and the Company will use its reasonable best efforts to take any other actions necessary to achieve the same, and, in the case of either of clause (i) or (ii), such individual shall then be deemed a Montpelier Director for all purposes hereunder. Neither the Company nor the Company’s board of directors (or any committee thereof) will remove any Montpelier Director without the prior written consent of Montpelier, except to the extent necessary to remedy a breach of Section 4.04 or in the case of a Montpelier Director’s disqualification from the Company’s board of directors in which case such disqualified Montpelier Director shall be replaced by another Montpelier Designee, or in accordance with the Company’s bye-laws.

(e)                In the event that Montpelier has nominated less than the total number of designees Montpelier shall be entitled to nominate pursuant to Section 4.01(b), Montpelier shall have the right, at any time, to nominate such additional Montpelier Designees to which it is entitled, in which case, the Company and the Company’s board of directors shall take all necessary action to (i) enable Montpelier to nominate and effect the election or appointment of such Montpelier Designees, whether by increasing the size of the Company’s board of directors or otherwise and (ii) to designate such Montpelier Designees to fill such newly created vacancies or to fill any other existing vacancies.

(f)                The Company shall at all times provide each Montpelier Director (in his or her capacity as a member of the Company’s board of directors) with the same rights to indemnification and exculpation that it provides to the other members of the Company’s board of directors, and, in any event, the Company shall maintain customary director and officer indemnity insurance on commercially reasonable terms.

(g)               The Company shall at all times provide reimbursement for reasonable out-of-pocket expenses incurred by each Montpelier Director in a manner no less favorable than it provides to the other members of the Company’s board of directors, and, in any event, the Company shall reimburse the Montpelier Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Company’s board of directors (or any committee thereof), including travel, lodging and meal expenses.

(h)               Subject to Applicable Requirements, during the Montpelier Investor Rights Period, Montpelier shall have the right to designate in writing, at any time, either Montpelier Director as a non-voting observer (a “Montpelier Observer”) to attend any meetings of any committee of the Company’s board of directors on which a Montpelier Director does not serve. The Company shall notify the applicable Montpelier Observer of all regular and special meetings of the applicable committees of the Company’s board of directors, including all regular and special meetings, at the same time and in the same manner as the members of the applicable committee of the Company’s board of directors and shall also provide the applicable Montpelier Observer with copies of all notices, minutes, consents and other materials provided to the members of the applicable committee at the same time as such materials are provided to such members.

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SECTION 4.02.        No Adverse Action; Size of Board of Directors. During the Montpelier Investor Rights Period, except as required by the Applicable Requirements, neither the Company nor the Company’s board of directors (or any committee thereof) shall take any action to cause the amendment of the Company’s memorandum of association, bye-laws or other organizational documents in a manner that is inconsistent with Montpelier’s rights under this Article IV. Without limiting the generality of the foregoing or Section 4.01(b), during the Montpelier Investor Rights Period, (i) in no event shall the Company’s board of directors be less than five directors and (ii) if the size of the Company’s board of directors is increased to a number that is greater than five, then the number of Montpelier Designees shall increase proportionally such that the number of Montpelier Designees will constitute no less than 40.0% of the total number of the Company’s directors; provided that in no event shall the size of the Company’s board of directors be increased to six or eight.

SECTION 4.03.        Quorum. Notwithstanding anything in the Company’s bye-laws to the contrary, for so long as (i) the size Company’s board of directors is five, at least one Montpelier Director must be present to constitute a quorum of the Company’s board of directors and (ii) the size of the Company’s board of directors is greater than five, at least two Montpelier Directors must be present to constitute a quorum of the Company’s board of directors.

SECTION 4.04.        Termination of Board Designation Rights. Promptly upon the end of the Montpelier Investor Rights Period, all obligations of the Company with respect to Montpelier, any Montpelier Director and Montpelier Designee pursuant to this Article IV shall terminate.

SECTION 4.05.        Information Rights. \l 3 (a) Montpelier Director Information. The Company and its subsidiaries will prepare and provide, or cause to be prepared and provided, to each Montpelier Director (in his or her capacity as such) any materials or other information prepared for or given to any other member of the Company’s board of directors in his or her capacity as such (excluding any such materials or other information prepared for and given solely to the Chief Executive Officer and no other member of the Company’s board of directors), as and when prepared for or given to any such other member, and any other materials or other information relating to the management, operations and finances of the Company or its subsidiaries as and when generally provided to directors of the Company or as and when reasonably requested by such Montpelier Director (in his or her capacity as such).

(b)               Company Information. If either the Investment Management Agreement, the Underwriting and Insurance Management Agreement or the Administrative Services Agreement has terminated in accordance with its terms, subject to the Applicable Requirements, until the end of the Montpelier Investor Rights Period:

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(i)                 the Company and its subsidiaries will prepare and provide, or cause to be prepared and provided, to Montpelier within 30 days after the end of each monthly accounting period in each fiscal quarter, the unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of each such monthly period, and the unaudited consolidated statements of operations of the Company and its subsidiaries for each such monthly period and for the current fiscal year to date; and

(ii)               the Company will consider and respond in good faith to reasonable requests for information, to the extent already existing or that can be prepared without excessive cost or management time, regarding the Company or its subsidiaries from Montpelier (to the extent such requests are made in its capacity as a shareholder of the Company); provided that the Company and its subsidiaries will not be required to provide any such information if (i) the Company determines in good faith that providing such information would adversely affect the Company (taking into account the nature of the request and the facts and circumstances at such time) or (ii) providing such information (A) would reasonably be expected to jeopardize an attorney-client privilege or cause a loss of attorney work product protection or (B) would violate a confidentiality obligation to any Person. Notwithstanding anything else in this Section 4.05(b)(ii), nothing in this Section 4.05(b)(ii) shall limit the obligations of the Company and its subsidiaries pursuant to Section 4.05(c).

(c)                Montpelier Reporting. At any time, the Company and its subsidiaries will prepare and provide, or to cause to be prepared and provided, or to assist Montpelier with preparing, in a prompt manner upon reasonable prior request by Montpelier, any (A) financial information or other data relating to the Company or its subsidiaries and (B) any other relevant information or data, in each case to the extent necessary, as reasonably determined in good faith by Montpelier, to comply with U.S. GAAP or to comply with its or its Affiliates’ reporting, filing, tax, accounting or other obligations under the Applicable Requirements, and the Company agrees to cause its subsidiaries and its and their respective representatives to cooperate in good faith with Montpelier in connection with the foregoing.

(d)               Confidentiality. In furtherance and not in limitation of any other similar agreement the parties hereto have with one another, Montpelier agrees that all Confidential Information obtained pursuant to the terms of this Article IV shall be kept confidential and shall not be disclosed by Montpelier except as permitted by this Section 4.05(d). Any Confidential Information (whether or not obtained pursuant to the terms of this Article IV) may be disclosed:

(i)                 by Montpelier on a confidential basis to any of its Affiliates or its or their directors, officers, employees, partners, agents or other representatives (including attorneys, accountants and financial advisors) (collectively, “Representatives”);

(ii)               by Montpelier or its Affiliates or its or their Representatives to the extent required by any Applicable Requirement or Competent Regulatory Authority (including for the purpose of filing tax returns);

(iii)             by Montpelier or its Affiliates to the extent Montpelier or its Affiliates reasonably believe in good faith that such information is required to be included in any filing or submission with the SEC, the Bermuda Monetary Authority or any other Competent Regulatory Authority; or

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(iv)             by Montpelier or its Affiliates or any of its or their Representatives to the extent the Company consents in writing.

(e)                Montpelier Director and Officer Confidentiality Waiver. Each Montpelier Director shall be bound by and subject to the same confidentiality obligations as each other director of the Company; provided that each Montpelier Director may, subject to the Applicable Requirements, share with Montpelier or its Affiliates on a confidential basis any information about the Company or its subsidiaries that such Montpelier Director learns in his or her capacity as a director of the Company. Each executive officer of the Company that is also an employee of Montpelier or its Affiliates may, subject to the Applicable Requirements, share with Montpelier or its Affiliates on a confidential basis any information about the Company or its subsidiaries that such executive officer learns in his or her capacity as an executive officer of the Company.

(f)                Expenses. The Company shall be responsible for all of the costs and expenses incurred by the Company or any of its subsidiaries in connection with providing any information to Montpelier pursuant to this Article IV.

ARTICLE V

Additional Rights and Agreements

SECTION 5.01.        Preemptive Rights. (a) The Company hereby grants to Montpelier the right, subject to the Applicable Requirements, to purchase (or to designate any controlled Affiliate of Montpelier to purchase) the Montpelier Pro Rata Portion (or any portion thereof) of any Equity Securities of the Company (collectively, the “New Securities”) that the Company may from time to time propose to issue, other than pursuant to any Excluded Transaction.

(b)               The Company shall give written notice (an “Issuance Notice”) of any proposed issuance described in Section 5.01(a) (a “Proposed Issuance”) to Montpelier no later than ten days prior to the date of such Proposed Issuance (or, if such notice period is not reasonably practicable under the circumstances, such prior written notice as is reasonably practicable, but, in no event, less than five days prior to the date of such Proposed Issuance). The Issuance Notice shall set forth the material terms and conditions of the Proposed Issuance, including

(i)                 the number and description of the New Securities to be issued and the percentage of outstanding Common Shares or other Equity Securities of the Company such issuance would represent; and

(ii)               the cash purchase price per New Security or that the issuance will be based on the public trading price of the applicable Equity Securities of the Company.

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(c)                Montpelier shall for a period of eight days (or such shorter period if the Issuance Notice was sent by the Company with less than ten days prior notice, but, in no event, less than three days prior to the date of such Proposed Issuance) following the receipt of an Issuance Notice (the “Exercise Period”) have the right to elect to purchase (or to designate any controlled Affiliate of Montpelier to purchase) the Montpelier Pro Rata Portion of the New Securities, at an all-cash purchase price per New Security (the “Per New Security Offering Price”) equal to the cash purchase price per New Security paid by other purchasers pursuant to the Proposed Issuance. Montpelier may exercise its election by delivering a written notice to the Company during the Exercise Period, which must indicate the number of New Securities that Montpelier desires to purchase (or that its controlled Affiliate desires to purchase) and may not be conditioned in any manner not also available to other purchasers pursuant to the Proposed Issuance. Montpelier, if so exercising its election, shall be entitled and obligated to purchase, or to cause such other Persons it may have designated in accordance with this Section 5.01 to purchase, that number of the New Securities so offered to Montpelier specified in Montpelier’s notice on the terms and conditions set forth in the Issuance Notice; provided that, in no event shall the actual terms or conditions of the New Securities (including the price) be more favorable to other purchasers than the terms or conditions specified in Montpelier’s Issuance Notice. Montpelier’s failure to exercise its right to purchase its allotment of the New Securities during the Exercise Period shall be deemed a waiver by Montpelier of its rights under this Section 5.01 with respect to such Proposed Issuance, but not with respect to any future issuance. The closing of any purchase by Montpelier (or any of its designees) shall be consummated concurrently with the consummation of the Proposed Issuance; provided, however, in the event that either the Company or Montpelier has been advised by their respective outside counsel that the issuance of Montpelier’s Pro Rata Portion of the New Securities in full to Montpelier (or any of its designees) pursuant to this Section 5.01 would require the approval the Company’s shareholders under the Applicable Requirements or the approval or consent of any Competent Regulatory Authority, (i) the Company shall use its reasonable best efforts to promptly obtain any such approval or consent and (ii) the closing of the Proposed Issuance shall not occur until such approvals or consents have been obtained; provided further that, if the Company has used its reasonable best efforts to obtain any required approvals or consents and such required approvals or consents have not been obtained within 180 days of the Issuance Notice, the excess amount of such New Securities to the extent otherwise triggering such approvals or consents will be excluded from the total number of New Securities that Montpelier would otherwise have a right to purchase pursuant to this Section 5.01 (which exclusion may result in Montpelier not having the right to purchase any New Securities pursuant to this Section 5.01).

(d)               If Montpelier fails to exercise its right to purchase its allotment of the New Securities during the Exercise Period, the Company shall be free to complete the Proposed Issuance on terms no less favorable to the Company (including with respect to consideration) than those set forth in the Issuance Notice; provided that such Proposed Issuance is closed within 75 days after the expiration of the Exercise Period (subject to the extension of such 75-day period for a reasonable time not to exceed an additional 75 days to the extent reasonably necessary to obtain approvals of any Competent Regulatory Authority). In the event the Company has not completed such Proposed Issuance within such time period, the Company shall not thereafter issue or sell any such New Securities without first again offering such securities to Montpelier in accordance with the procedures set forth in this Section 5.01.

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(e)                Upon the issuance of any New Securities in accordance with this Section 5.01, the Company shall deliver to Montpelier (or any of its designees) the New Securities in book-entry form, which New Securities shall be duly authorized and, when issued and delivered against payment therefor, will be validly issued and fully paid and non-assessable and will be free and clear of all liens, pledges, charges, encumbrances or security interests of any kind or nature. Montpelier shall deliver or cause to be delivered to the Company the aggregate Per New Security Offering Price for the New Securities purchased by it (or its designees) by wire transfer in immediately available U.S. federal funds to the account designated by the Company in writing for such purpose. In the event that a Proposed Issuance shall be terminated or abandoned by the Company without the issuance of any New Securities, then Montpelier’s rights pursuant to this Section 5.01 shall also terminate as to such Proposed Issuance.

SECTION 5.02.        Competition; Outside Activities; No Fiduciary Duties. (a) Montpelier, any of its Affiliates or any of its or their respective directors, officers, employees, partners or agents may, alone or in combination with any other Person or Persons, (i) engage in or enter into any other businesses, ventures, partnerships, transactions or other activities, (ii) possess any investments or interests in any other businesses, ventures, partnerships, transactions, other activities or Persons or (iii) make any acquisitions of, or investments in, any Person, that compete or competes now or in the future with, the businesses, ventures, partnerships, transactions, activities, acquisitions or investments of the Company or its subsidiaries, and may provide advice and other assistance to any such business, venture, partnership, transaction, activity or Person. The Company and its subsidiaries shall have no rights to (x) any information in regard to (except to the extent required to ensure the Company complies with the Applicable Requirements), (y) participate in or (z) derive any profits from any such business, venture, partnership, transaction, activity, acquisition, investment or Person. The Company acknowledges and agrees that Montpelier and its Affiliates are currently engaged in businesses, ventures, partnerships, transactions, activities, acquisitions and investments that, directly or indirectly, compete with the businesses, ventures, partnerships, transactions, activities, acquisitions or investments of the Company or its subsidiaries and that Montpelier and its Affiliates shall have no duty to refrain from engaging in such businesses, ventures, partnerships, transactions, activities, acquisitions and investments.

(b)               The pursuit of any such business, venture, partnership, transaction, activity, acquisition or investment, even if competitive now or in the future with the businesses, ventures, partnerships, transactions, activities, acquisitions or investments of the Company or its subsidiaries, shall not be deemed wrongful or improper and shall not constitute a conflict of interest or breach of fiduciary or other duty in respect of the Company or its subsidiaries. None of Montpelier, any of its Affiliates or any of its or their respective directors, officers, employees, partners or agents, shall be obligated to present any particular business opportunity to the Company or its subsidiaries even if such opportunity is of a character that, if presented to the Company or its subsidiaries, could be pursued by the Company or its subsidiaries, and Montpelier, any of its Affiliates or any of its or their respective directors, officers, employees, partners or agents shall have the right to pursue for its own account (individually or as a partner or a fiduciary) or to recommend to any other Person any such opportunity; provided that a Montpelier Director or an executive officer of the Company, who is also an officer, director or employee of Montpelier or its Affiliates and is offered a business opportunity in his or her capacity as a member of the Company’s board of directors or as an executive officer of the Company, as applicable, shall be obligated to communicate such opportunity to the Company, in which case such Montpelier Director or executive officer of the Company, as applicable, and Montpelier or any of its Affiliates shall not be permitted to pursue such opportunity unless (i) the Company’s board of directors determines not to do so or (ii) in the case of Montpelier or any of its Affiliates, Montpelier or its Affiliates learned of such opportunity other than as a result of such Montpelier Director being offered such opportunity in his or her capacity as a member of the Company’s board of directors.

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(c)                The Company acknowledges and agrees that (i) in the event of any conflict of interest between the Company, on the one hand, and Montpelier and its subsidiaries, on the other hand, Montpelier and its subsidiaries may act in their best interests and (ii) the Company’s officers and the Montpelier Directors may also be officers or directors of Montpelier or its Affiliates and that the Company’s officers or the Montpelier Directors may, as an officer or director of Montpelier or its Affiliates, also engage in, or participate in a supervisory capacity relating to, similar or competing businesses, ventures, partnerships, transactions, activities, acquisitions and investments.

SECTION 5.03.        Transfers. Subject to any Applicable Requirements, Montpelier may Transfer any of its Common Shares to any Person.

ARTICLE VI

Registration Rights

SECTION 6.01.        Demand Registration. (a) Demand by Montpelier. Subject to Section 6.01(c), at any time and from time to time, Montpelier may, in a written notice (a “Demand Notice”) to the Company, request that the Company file a registration statement (a “Demand Registration Statement”) under the Securities Act covering the registration of all or a portion of the Registrable Securities, as specified in the Demand Notice. Upon the receipt of such Demand Notice, the Company shall file within (i) if the Company is not eligible to use Form S-3 or F-3 (or any successor form), as applicable, 60 days a registration statement on Form S-1 or F-1 (or any successor form), as applicable (a “Long-Form Registration Statement”), or (ii) if the Company is eligible to use Form S-3 or F-3 (or any successor form), as applicable, 30 days a registration statement on Form S-3 or F-3 (or any successor form), as applicable (a “Short-Form Registration Statement”), providing for the registration under the Securities Act of the Registrable Securities that Montpelier has requested that the Company register. The Company shall use its reasonable best efforts to cause the Demand Registration Statement to be declared effective by the SEC as promptly as practicable.

(b)               Effective Registration. The Company shall use its reasonable best efforts to keep such Demand Registration Statement effective for a period of at least 180 days (or such shorter period in which all Registrable Securities being registered with such Demand Registration Statement have actually been sold or otherwise disposed of thereunder). A Demand Registration Statement shall be deemed not to have become effective (and the related registration shall be deemed not to have been effected) (i) unless it has been declared effective by the SEC and remains effective for at least 180 days (or such shorter period in which all Registrable Securities being registered with such Demand Registration Statement have actually been sold or otherwise disposed of thereunder) or (ii) if, after it has been declared effective, such Demand Registration Statement becomes subject, prior to 180 days after effectiveness, to any stop order, injunction or other order or requirement of the SEC or any other Competent Regulatory Authority.

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(c)                General Demand Restrictions. The Company will not be obligated to file any Demand Registration Statement within 180 days after the IPO Closing Date or within 180 days of the effective date of a previous Demand Registration Statement. The maximum number of registrations on a Long-Form Registration Statement that the Company is required to effect in response to Demand Notices is four (each, a “Demand Registration Right”), and the number of registrations on a Short-Form Registration Statement that the Company is required to effect in response to Demand Notices is unlimited.

(d)               Delay in Filing; Suspension of Registration. Notwithstanding anything in this Agreement to the contrary, with respect to any Demand Registration or shelf registration pursuant to Section 6.03, if the filing, initial effectiveness or continued use of a Registration Statement at any time would require the Company to make an Adverse Disclosure, then the Company may, upon giving prompt written notice of such action to Montpelier, delay the filing or initial effectiveness of (but not the preparation of), or suspend use of, such Registration Statement; provided that the Company shall not be permitted to do so (x) more than four times during any 12-month period or (y) for periods exceeding, in the aggregate, 90 days during any 12-month period. Upon notice by the Company to Montpelier of any such determination, Montpelier agrees that it shall keep the fact of any such notice confidential and that it shall suspend the use of any prospectus relating to such Registration Statement in connection with any sale or offer to sell Registrable Securities. If the Company so postpones the filing or effectiveness of, or suspends the use of, such Registration Statement, Montpelier shall be entitled to withdraw its registration request, in which case, in the event of a Demand Registration, such withdrawn request shall not constitute a Demand Registration Right for purposes of determining the number of Demand Registration Rights to which Montpelier is entitled under this Agreement. The Company shall immediately notify Montpelier upon the termination of any delay or suspension. Promptly following any such delay or suspension, (i) the Company shall amend or supplement the prospectus and any issuer free writing prospectus, if necessary, so it does not contain any untrue statement or omission and (ii) supplement or make amendments to the Registration Statement as may reasonably be requested by Montpelier.

(e)                Demand Withdrawal. Montpelier may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of a notice from Montpelier to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement, and such registration nonetheless shall be deemed a Demand Registration for this Agreement unless (i) Montpelier shall have paid or reimbursed the Company for its reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with such Demand Registration, (ii) the withdrawal is made because such Demand Registration would require the Company to make an Adverse Disclosure or (iii) the withdrawal is made following the occurrence of a Material Adverse Change.

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(f)                Underwritten Offering. If Montpelier desires to sell Registrable Securities in an Underwritten Offering pursuant to a Demand Registration Statement, the managing underwriter and all other underwriters shall be selected by Montpelier, subject to the Company’s consent, not to be unreasonably withheld or delayed.

(g)               Priority of Demand Registration. If in connection with a registration pursuant this Section 6.01 the lead managing underwriter advises the Company and Montpelier that, in its opinion, the inclusion of all the securities requested to be included in such registration exceeds the amount that can be sold in such Underwritten Offering within a proposed price range without adversely affecting the distribution of the securities being offered, then the Company shall only include in the registration statement for such Underwritten Offering such securities as the Company is advised by such lead managing underwriter can be sold without adversely affecting such distribution in the following order of priority: (i) first, the number of Registrable Securities requested to be included therein and (ii) second, the number of securities that the Company proposes to sell and any other securities eligible for inclusion therein in a priority determined by the Company.

SECTION 6.02.        Piggyback Registration. (a) Participation. If at any time the Company intends to file a registration statement under the Securities Act covering a primary or secondary offering of any Equity Securities of the Company, whether in response to registration rights of any Person or otherwise (other than a Demand Registration, any registration relating to any employee benefit or similar plan, any dividend reinvestment plan or any acquisition by the Company or pursuant to a registration statement filed in connection with an exchange offer) and the registration form to be filed may be used for the registration of the Registrable Securities, the Company shall give written notice to Montpelier at least 15 days prior to the initial filing of a registration statement with the SEC pertaining thereto (an “Incidental Registration Statement”) informing Montpelier of its intent to file such Incidental Registration Statement and of Montpelier’s rights under this Section 6.02 to request the registration of the Registrable Securities. Upon the written request of Montpelier, made within ten days after receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of and the intended method of distribution thereof), the Company shall use reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by Montpelier, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Incidental Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Incidental Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Incidental Registration Statement or by the Securities Act. The Company may postpone or withdraw the filing or effectiveness of an Incidental Registration Statement at any time in its sole discretion.

(b)               Priority in Piggyback Registration. If in connection with a registration pursuant this Section 6.02, the lead managing underwriter advises the Company that, in its opinion, the inclusion of all the securities requested to be included in such registration exceeds the amount that can be sold in such Underwritten Offering within a proposed price range without adversely affecting the distribution of the securities being offered, then the Company shall only include in the registration statement for such Underwritten Offering such securities as the Company is advised by such lead managing underwriter can be sold without adversely affecting such distribution in the following order of priority:

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(i)                 if such registration relates to an Underwritten Offering for the Company’s own account: (A) first, the number of securities that the Company proposes to sell and (B) second, the number of Registrable Securities requested to be included therein by Montpelier and any other securities eligible for inclusion in such Underwritten Offering (allocated pro rata among all such holders); and

(ii)               if such registration relates to an Underwritten Offering on behalf of a holder or holders of Equity Securities of the Company other than Montpelier: (A) first, the number of securities requested to be included therein by the holder or holders requesting such registration and by holders of Registrable Securities (allocated pro rata among all such holders) and (B) second, any other securities eligible for inclusion in such Underwritten Offering.

(c)                No Effect on Demand Registration Rights. No registration of Registrable Securities pursuant to a request under this Section 6.02 shall be deemed to be considered a Demand Registration or have any effect on the number of Demand Registration Rights available to Montpelier.

SECTION 6.03.        Shelf Registration. (a) Shelf Registration Statement. At any time after the first anniversary of the IPO Closing, promptly following a written request by Montpelier, the Company will file with the SEC a Shelf Registration Statement relating to the offer and sale of all of the Registrable Securities, and the Company will use its reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC promptly (or if the Company is eligible to do so, it shall file an automatic Shelf Registration Statement in response to any such request).

(b)               Continued Effectiveness. The Company shall use its reasonable best efforts (if the Company is not eligible to use an automatic shelf registration statement at the time of filing) to keep such Shelf Registration Statement continuously effective under the Securities Act during the period from the date such Shelf Registration Statement is declared effective by the SEC until all Registrable Securities have been sold, or can be sold without restriction, including volume and manner of sale restrictions, under the Securities Act.

(c)                Underwritten Offering. If at any time or from time to time Montpelier desires to sell Registrable Securities in an Underwritten Offering pursuant to the Shelf Registration Statement, the underwriters, including the managing underwriter, shall be selected by Montpelier, subject to the Company’s consent not to be unreasonably withheld or delayed.

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SECTION 6.04.        Registration Expenses. The Company shall pay all fees, costs and expenses incurred in connection with any registration statement or registered offering pursuant to this Article VI, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, any stock exchange or the Financial Industry Regulatory Authority, (ii) all fees and expenses in connection with compliance with any securities or “blue sky” laws, (iii) all printing, duplicating, messenger and delivery expenses, (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit or comfort letters required by or incident to such performance), (v) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vi) all fees and expenses of counsel for Montpelier incurred in connection with a registration, (vii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (viii) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, (ix) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (x) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging; provided, however, that the Company shall not be required to pay any underwriting discounts and commissions, if any, attributable to the registration or sale of any securities pursuant to this Article VI and such underwriting discounts and commissions attributable such securities shall be borne by the holder of such securities.

SECTION 6.05.        Lock-Ups. If requested by the lead managing underwriter in any Underwritten Offering pursuant to this Article VI each party to this Agreement shall deliver and execute (i) in the case of the Company, an agreement containing restrictions substantially similar to Section 4(k) of the Underwriting Agreement and (ii) in the case of Montpelier, an agreement substantially similar to the lock-up agreement Montpelier executed and delivered in connection with the Initial Public Offering, except that in each case the restricted period shall not be longer than 90 days (or such lesser period as may be mutually agreed). The Company shall use its reasonable best efforts to cause its directors and executive officers to sign lock-up agreements substantially similar to those that the Company’s directors and executive officers executed and delivered in connection with the Initial Public Offering, except that the restricted period shall not be longer than 90 days.

SECTION 6.06.        Registration Procedures. Subject to the provisions of Sections 6.01, 6.02 and 6.03, in connection with the registration of the sale of Registrable Securities pursuant to this Article VI, the Company shall:

(a)                (i) prepare and file a Demand Registration Statement, Incidental Registration Statement or any other registration statement needed in order to permit the sale of Registrable Securities (a “Registration Statement”) with the SEC (within the time period specified in Sections 6.01 or 6.03, as applicable), which Registration Statement (A) shall be on a form selected by the Company for which the Company qualifies, (B) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution, in the case of a Demand Registration Statement or Shelf Registration Statement, and (C) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; (ii) use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 6.01 or 6.03, as applicable, in the case of a Demand Registration Statement or Shelf Registration Statement; (iii) use its reasonable best efforts to prevent the happening of any event that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities registered pursuant thereto (during the period that such Registration Statement is required to be effective and usable); and (iv) cause each Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (X) to comply in all material respects with any requirements of the Securities Act and (Y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

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(b)               in the case of a Demand Registration Statement or a Shelf Registration Statement, and subject to Section 6.06(j), (i) prepare and file with the SEC such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period; (ii) cause each prospectus forming part of such Registration Statement to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and (iii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by each such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by Montpelier as set forth in such Registration Statement;

(c)                furnish to Montpelier and to each underwriter of an Underwritten Offering of Registrable Securities covered by a Registration Statement, if any, without charge, as many copies of each prospectus forming part of such Registration Statement, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as Montpelier or such underwriter may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities; and the Company hereby consents to the use of such prospectus, including each such preliminary prospectus, by Montpelier and each such underwriter, if any, in connection with the offering and sale of such Registrable Securities;

(d)               (i) use its reasonable best efforts to register or qualify the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the SEC, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or Montpelier shall reasonably request; (ii) keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective (in the case of a Demand Registration Statement or a Shelf Registration Statement); and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Montpelier to consummate the disposition in each such jurisdiction of the Registrable Securities covered by such Registration Statement; provided, however, that the Company shall not be required to register or qualify any Registrable Securities in any jurisdiction if registration or qualification in such jurisdiction would subject the Company to unreasonable burden or expense or, in the case of an Underwritten Offering, would unreasonably delay the commencement of such Underwritten Offering; and provided further that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

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(e)                notify Montpelier promptly, and, if requested by Montpelier, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective; (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceeding for that purpose; (iii) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iv) of the happening of any event during the period a Registration Statement is required to be effective as a result of which such Registration Statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(f)                furnish counsel for each underwriter, if any, and for Montpelier copies of (i) any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and prospectus or for additional information, and (ii) any comments from the SEC or any state securities authority with respect to such Registration Statement or prospectus;

(g)               use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

(h)               upon request, furnish to each underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to Montpelier, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i)                 cooperate with Montpelier and the underwriter or lead managing underwriter of an Underwritten Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates (or book-entry equivalents) representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as Montpelier or the underwriter or lead managing underwriter of an Underwritten Offering of Registrable Securities, if any, may reasonably request at least five days prior to any sale of Registrable Securities;

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(j)                 upon the occurrence of any event contemplated by Section 6.06(e)(iv), during the period in which a Registration Statement is required to be kept in effect, use reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related prospectus, or any document incorporated therein, as thereafter delivered to the purchasers of the Registrable Securities covered by such Registration Statement, such that such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(k)               enter into customary agreements (including, in the case of an Underwritten Offering, underwriting agreements in customary form), including customary representations to Montpelier and underwriters (if any), and, in the case of a Registration Statement relating to a secondary offering filed at the request of Montpelier, take all other customary and appropriate actions in order to expedite or facilitate the disposition of the Registrable Securities covered by a Registration Statement as shall be requested by Montpelier;

(l)                 use its reasonable best efforts to furnish to the underwriters opinions of counsel to the Company and updates thereof, addressed to each of the underwriter or the lead managing underwriter, if any, covering the matters customarily covered in opinions requested in underwritten offerings;

(m)             obtain a “comfort letter” or “comfort letters” and updates thereof from the Company’s independent certified public accountants addressed to the underwriter or the lead managing underwriter, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “comfort letters” to underwriters in connection with underwritten offerings;

(n)               subject to confidentiality agreements in form and substance acceptable to the Company, make available for inspection by representatives of Montpelier and any underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by Montpelier or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement;

(o)               provide a reasonable opportunity for Montpelier and its counsel to review and comment on the Registration Statement and consider in good faith any comments made by Montpelier and its counsel;

(p)               use reasonable best efforts to cause all Registrable Securities covered by a Demand Registration Statement or Shelf Registration Statement to be listed on any securities exchange on which the Common Shares are then listed;

(q)               provide a CUSIP number for all Registrable Securities covered by a Registration Statement, no later than the effective date of such Registration Statement;

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(r)                 otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(s)                with respect to Demand Registrations, make senior executives of the Company reasonably available to assist the lead managing underwriter with respect to, and participate, in “road shows” in connection with the marketing efforts for the distribution and sale of Registrable Securities pursuant to a registration statement;

(t)                 provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement; and

(u)               cooperate and assist in any filing required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any qualified independent underwriter that is required to be retained in accordance with the rules and regulations of FINRA).

SECTION 6.07.        Obligations of Montpelier. (a) Montpelier shall furnish to the Company such information regarding Montpelier, its ownership of Registrable Securities and the proposed distribution by Montpelier of such Registrable Securities as the Company may from time to time reasonably request.

(b)               Upon receipt of any notice of the Company of the happening of any event of the kind described in Section 6.06(e)(iv), Montpelier shall forthwith discontinue disposition of Registrable Securities pursuant to the affected Registration Statement until Montpelier’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.06(j).

SECTION 6.08.        Free Writing Prospectuses. Montpelier shall not use any “free writing prospectus” (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company. Notwithstanding the foregoing, Montpelier may use any free writing prospectus prepared and distributed by the Company.

SECTION 6.09.        Indemnification and Contribution. (a) Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, Montpelier and each of its stockholders, directors, officers and employees, and each Person who controls Montpelier, against all losses, claims, penalties, judgments, damages, liabilities and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference) or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such untrue statement or omission is caused by, contained in or omitted from any information furnished in writing to the Company by Montpelier expressly for use therein. In connection with an Underwritten Offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters to the same extent as provided above with respect to the indemnification of Montpelier. The payments required by this Section 6.09 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred; provided, however, that if a final and non-appealable arbitral or judicial determination, as the case may be, shall be made that such Indemnified Party (as defined below) is not entitled to indemnification for any such Losses, such Indemnified Party shall repay to the Company the amount of such Losses for which the Company shall have paid or reimbursed such Indemnified Party.

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(b)               Indemnification by Montpelier. In connection with any Registration Statement in which Montpelier is participating, Montpelier agrees to indemnify, to the extent permitted by law, the Company and its directors, officers and employees and each Person who controls the Company against all Losses arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in such Registration Statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference) or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by, contained in or omitted from any information furnished in writing by Montpelier expressly for use therein. In connection with any Underwritten Offering in which Montpelier is participating, Montpelier will indemnify such underwriters, their officers and directors and each Person who controls such underwriters to the same extent as provided above with respect to the indemnification of the Company.

(c)                Procedure. Each party entitled to indemnification under this Section 6.09 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, so long as the counsel for the Indemnifying Party who is to conduct the defense of such claim or litigation is reasonably satisfactory to the Indemnified Party (whose approval shall not be unreasonably withheld or delayed). The Indemnified Party may participate in such defense at such Indemnified Party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such participation if (i) the Indemnifying Party has agreed in writing to pay such expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or to employ counsel reasonably satisfactory to the Indemnified Party or (iii) in the reasonable judgment of the Indemnified Party, based upon the advice of such Indemnified Party’s counsel, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest; provided further that in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (excluding one local counsel per jurisdiction as necessary) for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same event, allegations or circumstances. The Indemnified Party shall not enter into any settlement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 6.09 only to the extent that such failure to give notice shall materially prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement (x) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to such Indemnified Party or (y) that includes an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

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(d)               Contribution. If the indemnification provided for in this Section 6.09 from the Indemnifying Party is unavailable to or unenforceable by the Indemnified Party in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Section 6.09, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Montpelier agree that it would not be just and equitable if contribution pursuant to this Section 6.09 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 6.09. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 6.10.        Rule 144. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the reasonable request of Montpelier, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as Montpelier may reasonably request, all to the extent required from time to time to enable Montpelier to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of Montpelier, the Company will deliver to Montpelier a written statement as to whether it has complied with such information requirements and, if not, the specifics thereof.

SECTION 6.11.        Preservation of Rights. The Company shall not (i) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to Montpelier in this Agreement.

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ARTICLE VII

Miscellaneous

SECTION 7.01.        Term. This Agreement shall terminate upon the later of the expiration of the Montpelier Investor Rights Period or such time as there are no Registrable Securities, except for the provisions of 6.09, 6.10 and this Article VII, which shall survive any such termination.

SECTION 7.02.        Amendment. This Agreement may be amended by the parties hereto at any time by an instrument in writing executed by each party.

SECTION 7.03.        Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by either of the parties hereto without the prior written consent of the other party. No assignment by any party hereto shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 7.03 shall be null and void.

SECTION 7.04.        Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto and their Affiliates, or any of them, with respect to the subject matter hereof and thereof and is not intended to confer upon any Person other than the parties hereto any rights or remedies. Each party hereto acknowledges and agrees that (i) it has not relied on or been induced to enter into this Agreement by any undertaking, promise, assurance, statement, representation, warranty, undertaking or understanding which is not expressly included in this Agreement and (ii) it shall have no claim or remedy in respect of any undertaking, promise, assurance, statement, representation, warranty, undertaking or understanding which is not expressly included in this Agreement. Nothing in the immediately preceding sentence shall operate to limit or exclude any liability for fraud.

SECTION 7.05.        Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of a breach of this Agreement, the non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (i) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (ii) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in respect thereof.

SECTION 7.06.        Arbitration. (a) Any dispute arising out of, or related in any way to, this Agreement or the transactions hereunder, including its formation and validity, shall be submitted to a panel of arbitrators sitting in the State of New York. The panel shall be composed of three arbitrators, one arbitrator shall be chosen by the Company, one arbitrator shall be chosen by Montpelier and one arbitrator shall be chosen by the mutual agreement of the two arbitrators selected by each of the Company and Montpelier. The arbitrators shall be disinterested, reputable and not under the control or management of any party hereto.

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(b)               Any party hereto requesting arbitration shall provide the other party with a written notice that includes reasonable detail of the dispute such party intends to submit for arbitration. If the parties have not resolved such dispute in writing within 45 days of receipt of such written notice by the other party, each party hereto shall select an arbitrator within 30 days after the expiration of such 45-day period. If any party fails to appoint its arbitrator within such 30-day period, the requesting party shall also appoint such party’s arbitrator.

(c)                The panel shall interpret this Agreement as an honorable engagement, and shall settle any dispute under this Agreement according to an equitable, rather than strictly legal, interpretation of its terms with a view to effecting the general purpose of this Agreement. The panel is relieved of all judicial formality and may abstain from following the strict rules of law. The panel shall have the power to fix all procedural rules for the arbitration, including the discretionary power to make orders regarding any matters which it may consider proper under the circumstances of the case relating to pleadings, discovery, inspection of documents and examination of witnesses. The panel shall have the power to receive and act upon such evidence, whether oral or written, as it in its sole discretion shall deem relevant to the dispute.

(d)               The panel shall render a decision in writing within 60 days after the matter is finally submitted to it unless the parties hereto agree to an extension. Any decision by a majority of the panel members shall be final and binding on the parties hereto. If any of the parties hereto fails to comply with the panel’s decision, the other party may apply for its enforcement to a court of competent jurisdiction.

(e)                Unless ordered differently by the panel, each party hereto shall bear the expenses of the arbitrator selected by it, and shall jointly and equally bear with the other party the expenses of the third arbitrator. In the event two or more arbitrators are chosen by one party, the fees of all three arbitrators shall be equally divided between the parties. The remaining costs of the arbitration proceeding shall be allocated by the panel as part of its award.

SECTION 7.07.        Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under applicable conflict of law principles.

SECTION 7.08.        WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7.08.

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SECTION 7.09.        Notices. All notices, requests and other communications to any party hereto hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to the Company, to:

Address:	Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda

Attention:	Chief Financial Officer

Facsimile: (441) 296-5551

If to Montpelier, to:

Address:	94 Pitts Bay Road, Pembroke HM 08, Bermuda

Attention: General Counsel

Facsimile: (441) 296-5551

or such other address or facsimile number as such party may hereafter specify by like notice to the other party. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

SECTION 7.10.        Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the terms of this Agreement are fulfilled to the extent possible.

SECTION 7.11.        No Waiver/Cumulative Remedies. Any waiver of a breach of any of the terms of this Agreement or of any default under this Agreement shall not be deemed a waiver of any subsequent breach or default and shall in no way affect the other terms of this Agreement. No failure on the part of a party hereto to exercise, and no delay on its part in exercising, any right or remedy under this Agreement shall operate as a waiver of that right or remedy, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of that right or remedy or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

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SECTION 7.12.        Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or email), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party.

SECTION 7.13.                    Interpretation. (a) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted assigns and successors.

(b)               The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.,
by

Name:
Title:

MONTPELIER REINSURANCE LTD.,
by

Name:
Title:

[Signature Page to Shareholder and Registration Rights Agreement]